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[DESCRIPTION] CILCO EXHIBIT (3) - ARTICLES OF INCORPORATION AS AMENDED

                        CENTRAL ILLINOIS LIGHT COMPANY
                          (Organized April 11, 1913)

                           ARTICLES OF INCORPORATION
                                   Composite

       As Amended From Time to Time to and Including the Amendment Filed in the Office of the Secretary of State of Illinois on July 26, 1993


ARTICLE 1.  The name of such corporation is Central Illinois Light Company.

ARTICLE 2. The object for which it is formed is to manufacture or generate and sell and distribute light, heat and power to the public in the form of gas, electricity, steam, hot water, or other agency, in the City of Peoria, County of Peoria, State of Illinois, and other cities, towns and villages in said State.

ARTICLE 3. The aggregate number of shares which the Company is authorized to issue is 27,000,000 divided into four (4) classes. The designation of each class, the number of shares of each class (and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value), are as follows:


  Class             Series              No. of Shares      Par Value Per Share

Common              None                  20,000,000          No par value
Preferred           4 1/2%                   111,264              $100
Preferred           4.64%                     79,940              $100
Preferred        Undesignated              1,308,796              $100
Class A             5.85%                    220,000          No par value
  Preferred
Class A          Flexible Auction            250,000          No par value
  Preferred        Rate
Class A          Undesignated              3,030,000          No par value
  Preferred
Preference       Undesignated              2,000,000          No par value

                                          27,000,000


          Shares of Common Stock without par value may be issued for such consideration as may be fixed from time to time by the Board of Directors and the entire amount of the consideration received for any such shares so issued shall be stated capital.

          The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class, the provisions, if any, for the division into and issue in series of shares of




August 27, 1993
each class, the designation of each series authorized by the Articles of Incorporation, the variations in the relative rights and preferences as between the different series of any class insofar as the same are to be fixed in the Articles of Incorporation, and the statement of the authority vested in the Board of Directors to establish series of any class and fix and determine the variations in the relative rights and preferences as between series of any class, are as follows:


                                PREFERRED STOCK

         Provision for Division Into and Issue in Series of Preferred
              Stock and Grant of Authority to Board of Directors


               The shares of the Preferred Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preferred Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

          (a)  The rate of dividend;

          (b) The price at which shares may be redeemed, such price to be not less than $100.00 nor more than $115.00 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $100.00 per share nor more than $115.00 per share, plus accrued dividends;

          (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100.00 per share nor more than $115.00 per share, plus accrued dividends.

               The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Preferred Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Preferred Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Preferred Stock which shall have been duly established.

                   Series of Preferred Stock Established by
                          Articles of Incorporation


               Without limitation of the foregoing authority conferred upon the Board of Directors, there is hereby established a series of Preferred Stock designated as 4 1/2% Preferred Stock. The relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

          (a)  The rate of dividend shall be 4 1/2%;

          (b) The price at which shares may be redeemed shall be $110.00 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable in event of involuntary liquidation shall be $100.00 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation shall be $105.00 per share, plus accrued dividends.


                   Series of Preferred Stock Established by
                            the Board of Directors


               Pursuant to the foregoing authority conferred upon the Board of Directors, 80,000 of the authorized but unissued shares of Preferred Stock of the Company shall be established as a series of Preferred Stock which is hereby designated 4.64% Preferred Stock, and the relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

          (a)  The rate of dividend shall be 4.64%;

          (b) The price at which shares may be redeemed shall be $106.00 per share if the date of redemption is on or prior to July 1, 1961, $104.00 per share if the date of redemption is after July 1, 1961 and on or prior to July 1, 1966 and $102.00 per share if the date of redemption is after July 1, 1966 plus accrued dividends in each case to the date of redemption;

          (c) The amount payable in event of involuntary liquidation shall be $100.00 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation shall be $100.00 per share, plus accrued dividends.

                              General Provisions


               The following provisions shall apply to all the Preferred Stock irrespective of series:

          (1) The holders of the Preferred Stock of each series shall be entitled to receive dividends, payable quarterly on the first days of January, April, July and October of each year, when and as declared by the Board of Directors, at the rates determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued except that, as to any share of Preferred Stock originally issued subsequent to December 31, 1973, from the date upon which such share shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock of the Company not having preference over the Preferred Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock of the Company not having preference over the Preferred Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preferred Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.

          (2) When full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors may, subject to the provisions of the laws of the State of Illinois and of the Articles of Incorporation, declare dividends on the Common Stock or any other class of stock over which the Preferred Stock has a preference as to payment of dividends, and no holders of any series of the Preferred Stock as such shall be entitled to share therein; provided, however, that no dividends shall be paid on Common Stock or on any other class of stock over which the Preferred Stock has preference as to payment of dividends or as to assets, either out of paid-in surplus or any surplus created by a reduction of stated capital or capital stock, or if, at the time of declaration thereof there shall not remain to the credit of earned surplus account, (after deducting therefrom the amount of such dividends), an amount at least equal to two times the annual dividend requirements on all then outstanding shares of the Preferred Stock and of all other classes of stock over which the Preferred Stock does not have preference as to the payment of dividends or as to assets.

          (3) Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock over the shares of any other series of Preferred Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class of stock not having preference as to assets over the Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed, subject to the provisions of the laws of the State of Illinois and the Articles of Incorporation, among the holders of the Common Stock or of any other class of stock over which the Preferred Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          (4) At the option of the Board of Directors of the Company, the Company may redeem any series of Preferred Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Bylaws of the Company or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Bylaws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company or its nominee with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.


               If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

               In case the holder of any such Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

               Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Preferred Stock.

          (5) At all meetings of the shareholders of the Company, the holders of the Preferred Stock shall be entitled to one vote for each share of such Preferred Stock held by them respectively.

          (6) So long as any shares of the Preferred Stock are outstanding, no amendment to the Articles of Incorporation shall be adopted without the affirmative vote of the holders of at least 66-2/3% of the shares of Preferred Stock outstanding at the time of the adoption of such amendment, which would either (a) create any class of shares preferred as to dividends or assets over the Preferred Stock, or (b) change the designations, preferences, qualifications, limitations, restrictions or other special or relative rights of the then outstanding Preferred Stock; provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of the Articles of Incorporation by the vote of the holders of a less number of shares of Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Illinois at that time applicable thereto.

          (7) So long as any shares of the Preferred Stock shall be outstanding, the Company shall not issue or assume any evidences of indebtedness maturing more than twelve months from the date of issue or assumption in an amount at any one time outstanding exceeding 15% of the aggregate, at the time of such issue or assumption, of the stated capital represented by the outstanding shares of Preferred Stock and any other class of stock over which the Preferred Stock has a preference as to dividends or assets and of the surplus of the Company (paid-in, earned, and other, if any), unless (i) such evidences of indebtedness are either (a) bonds issued under the Mortgage and Deed of Trust to Bankers Trust Company, New York, as Trustee, dated as of April 1, 1933, assumed by the Company, or (b) bonds or other evidences of indebtedness issued under another mortgage and deed of trust on substantially all the mortgageable property of the Company, under which mortgage and deed of trust bonds or other evidences of indebtedness have been issued, upon the basis, directly or indirectly, of the refunding of bonds issued under said Mortgage and Deed of Trust, dated as of April 1, 1933 and permitting the issuance of additional bonds or evidences of indebtedness upon the basis directly or indirectly, of the refunding of the remainder thereof, if any, or (c) indebtedness secured by the pledge of bonds or evidences of indebtedness issued under said Mortgage and Deed of Trust, dated as of April 1, 1933, or such other mortgage and deed of trust, to an equal principal amount of such bonds or such evidences of indebtedness pledged, or (ii) the issue and assumption of said evidence of indebtedness has been submitted to the vote of the shareholders of the Company at any annual or special meeting thereof, has been approved at such meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Company, irrespective of class, and has not been voted against at such meeting by the holders of 33-1/3% or more of the outstanding shares of Preferred Stock.

          (8)  So long as any shares of Preferred Stock shall be outstanding

               (a)  No shares of Preferred Stock or of any
                    other class of stock over which the
                    Preferred Stock does not have
                    preference as to the payment of
                    dividends and as to assets, shall be
                    issued, sold or otherwise disposed of
                    unless the net income of the Company
                    available for the payment of dividends
                    for a period of twelve consecutive
                    calendar months within the fifteen
                    calendar months immediately preceding
                    the issuance, sale or disposition of
                    such stock is at least equal to 2 1/2
                    times the annual dividend requirements
                    of all outstanding shares of Preferred
                    Stock and of all other classes of
                    stock over which the Preferred Stock
                    does not have preference as to the
                    payment of dividends and as to assets,
                    including the shares proposed to be
                    issued;

               (b)  After the Company has issued 131,464
                    shares of Preferred Stock, no
                    additional shares of Preferred Stock
                    shall be issued unless prior thereto,
                    the total of the stated capital of the
                    Company represented by shares of stock
                    over which the Preferred Stock has a
                    preference as to the payment of
                    dividends and as to assets, shall have
                    been increased over the stated capital
                    represented by the Common Stock on
                    March 31, 1936 by an amount at least
                    equal to the aggregate par value of
                    the additional shares of Preferred
                    Stock proposed to be issued.

          (9) The term "accrued dividends" shall be deemed to mean in respect of any share of the Preferred Stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

               The term "outstanding", whenever used herein with respect to shares of Preferred Stock or of any other class of stock which are by their terms redeemable, shall not include any such shares which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, irrevocably in trust for such purpose.


                            CLASS A PREFERRED STOCK

     Provision for Division Into and Issue in Series of Class A Preferred
              Stock and Grant of Authority to Board of Directors


               The shares of the Class A Preferred Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Class A Preferred Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

          (a)  The rate of dividend;

          (b) The price at and the terms and conditions on which shares may be redeemed;

          (c) The amount payable upon shares in event of involuntary liquidation;

          (d) The amount payable upon shares in event of voluntary liquidation;

          (e) Sinking fund provisions for the redemption or purchase of shares (the term "sinking fund", as used herein, including any analogous fund, however designated).

               The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Class A Preferred Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Class A Preferred Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Class A Preferred Stock which shall have been duly established.

               Shares of any series of Class A Preferred Stock, without par value, may be issued for such consideration, not less than the aggregate preferential amount payable upon such shares in the event of involuntary liquidation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto, the entire amount of such consideration shall be stated capital.

               The General Provisions heretofore set forth in this Article 3 following the heading, "Preferred Stock" shall be applicable in all respects to the Class A Preferred Stock and any reference therein to "Preferred Stock" shall in each instance include, within the meaning of that term, the Class A Preferred Stock. In applying said General Provisions, the reference in paragraph (b) thereof to "aggregate par value" shall, in the case of the Class A Preferred Stock, be deemed to refer to the aggregate amount payable in event of involuntary liquidation upon the additional shares of Class A Preferred Stock proposed to be issued.

               In addition to the requirement concerning the declaration of dividends on the Common Stock or any class of stock over which the Preferred Stock and the Class A Preferred Stock have preference as to payment of dividends, which are contained in paragraph (2) under the General Provisions referred to in the preceding paragraph, it shall also be a condition to the declaration of dividends on the Common Stock or any class of stock over which the Preferred Stock and the Class A Preferred Stock have preference as to payment of dividends, by the Board of Directors as contemplated in said paragraph (2) that all amounts required to be paid or set aside for any sinking fund for the retirement of Class A Preferred Stock of any series, with respect to all preceding sinking fund dates, shall have been paid or set aside.


               Series of Class A Preferred Stock Established by
                            the Board of Directors


               Pursuant to the foregoing authority conferred upon the Board of Directors, 220,000 of the authorized but unissued shares of Class A Preferred Stock of the Company shall be established as a series of Class A Preferred Stock which is hereby designated 5.85% Class A Preferred Stock, and the relative rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series, shall be as follows:

          (a)  The rate of dividend shall be $5.85 per annum.

          (b) The shares will not be redeemable prior to July 1, 2003. On and after July 1, 2003, the shares will be redeemable at the option of the Company, in whole or in part, at a price of $100 per share plus accrued dividends to the date of redemption.

          (c) The amount payable in event of involuntary liquidation shall be $100 per share, plus accrued dividends.

          (d) The amount payable in event of voluntary liquidation shall be $100 per share, plus accrued dividends.

          (e) The 5.85% Class A Preferred Stock will be entitled to a sinking fund as follows: 11,000 shares of such stock shall be redeemed on July 1, 2003 and on each July 1 thereafter to and including July 1, 2007, and 165,000 shares of such stock shall be redeemed on July 1, 2008, in each case at $100 per share, plus accrued dividends to the redemption date. This sinking fund requirement may be satisfied in whole or in part by crediting against such requirement shares of such stock redeemed by the Company at its option, purchased by the Company in the open market or acquired by the Company otherwise than through the sinking fund.


               Series of Class A Preferred Stock Established by
                            the Board of Directors


               Pursuant to the foregoing authority conferred upon the Board of Directors, 250,000 of the authorized but unissued shares of Class A preferred stock of the Company shall be established as a series of Class A preferred stock which is hereby designated Flexible Auction Rate Preferred Stock, without par value, and that the relative rights and preferences of the shares of said series in those respects in which shares thereof may vary from the shares of other series, shall be as follows:

          Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires. To the extent definitions contain procedures or specifications concerning the determination of time periods, rates or other matters, such procedures and specifications shall be applicable to the shares of the Flexible Auction Rate Preferred Stock, without par value, as fully as if set forth independently from such definitions.

           (i) "60-day 'AA' Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of either or both of such ratings by such agencies or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on the Business Day immediately preceding such date or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. If the number of Dividend Period Days in a Short-Term Dividend Period shall be
(i) fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) 85 or more days but fewer than 3 months, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), and "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

          (ii) "90-day 'AA' Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 90-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of either or both of such ratings by such agencies or another rating agency, as such 90-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on the Business Day immediately preceding such date or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 90-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 90-day "AA" Composite Commercial Paper Rate, the 90-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), and "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

         (iii) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Company.

          (iv) "Agent Member" shall mean the member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

           (v) "Applicable 'AA' Composite Commercial Paper Rate", for any Multiple Quarterly Dividend Period or Long-Term Dividend Period, on any date, shall mean in the case of any Multiple Quarterly Dividend Period or Long-Term Dividend Period having a term (i) more than 49 days but fewer than 120 days, the interest equivalent of the 90-day rate, (ii) 120 days or more but fewer than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (iii) 148 days or more but fewer than 210 days, the interest equivalent of the 180-day rate, (iv) 210 days or more but fewer than 238 days, the arithmetic average of the interest equivalent of the 180-day and 270-day rates, and (v) 238 or more days but less than one year, the interest equivalent of the 270-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's, or the equivalent of either or both of such ratings by such agencies or such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any Commercial Paper Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Dealers, by the remaining Commercial Paper Dealer. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent) and "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

          (vi) "Applicable Rate" shall mean dividend rate per annum applicable to the shares of Flexible Preferred during a Dividend Period. If an Auction is not held on an Auction Date for any reason (other than because of the discontinuation of Auctions that results in the Applicable Rate becoming the Default Rate or because of the prior call for redemption of all shares of Flexible Preferred then outstanding), except in certain limited circumstances discussed under paragraph (f) of the definition of Auction Procedures, the dividend rate for the next succeeding Dividend Period shall be the Maximum Applicable Rate for a Quarterly Dividend Period or, if the next succeeding Dividend Period is a Seven-Day Dividend Period, a Short-Term Dividend Period, determined as of such Auction Date.

         (vii) "Applicable Treasury Rate", on any date, with respect to Flexible Preferred with a Multiple Quarterly Dividend Period or a Long-Term Dividend Period of one year or more, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, or thirty years, in the case of a Perpetual Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)--Selected Interest Rates", or any successor publication by the Federal Reserve Board, within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if such release is not yet available, the Applicable Treasury Rate will be the arithmetic average of the secondary market bid rates as of approximately 3:30 PM, New York City time, on the Business Day next preceding such date, of Kidder, Peabody & Co. Incorporated and Smith Barney, Harris Upham & Co. Incorporated or, in lieu of either thereof, their respective affiliates or successors (the "U.S. Government Securities Dealers") obtained by the Auction Agent (or in lieu thereof, the Company) for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000 with a remaining maturity equal to, or next lower than, the length of such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, or thirty years, in the case of a Perpetual Dividend Period. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Rate, the Applicable Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or any Substitute U.S. Government Securities Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Company does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer; provided, that in the event the Company is unable to cause such quotations to be furnished to the Auction Agent (or, if applicable, to the Company) by such sources, the Company may cause the Applicable Treasury Rate to be furnished to the Auction Agent (or, if applicable, to the Company) by such alternative source or sources as the Company in good faith deems to be reliable. For the purpose of this definition, (i) any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent (or, if there is no nearest one-thousandth (.001) of one percent, to the next highest one-thousandth (.001) of one percent), (ii) the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security and (iii) "Substitute U.S. Government Securities Dealer" means any dealer in United States Treasury obligations, the principal office of which is located in New York City, that is a nationally recognized leading dealer in the market for United States Treasury obligations, provided that no such dealer may be a U.S. Government Securities Dealer or any affiliate of the Company.

        (viii) "Articles" shall mean the Articles of Incorporation of the Company, as amended.

          (ix) "Auction" shall mean the periodic implementation of the Auction Procedures.

           (x) "Auction Agent" shall mean Bankers Trust Company (together with any successor bank or trust company or other entity entering into an Auction Agent Agreement with the Company).

          (xi) "Auction Agent Agreement" shall mean an agreement entered into by the Company with a bank or trust company or other entity which will provide, among other things, that such bank or trust company or other entity will follow the Auction Procedures for the purposes of determining the Applicable Rate.

         (xii) "Auction Date" shall mean the Business Day immediately preceding the first day of each Dividend Period which commences after the initial Dividend Period and, in connection with an Auction with respect to a Quarterly Dividend Period or a Multiple Quarterly Dividend Period that was cancelled because of an event or events not within the control of the Company and not directly involving the Company or its properties, the first Business Day following the date of such cancelled Auction that the Auction Agent determines an Auction can be held.

        (xiii) "Auction Procedures" shall mean the following procedures pursuant to which the Applicable Rate is determined:

               (a) The headings of the various subdivisions below are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

               (b)  Orders by Existing Holders and Potential Holders.

                    (i)  Prior to the Submission Deadline on each Auction
     Date:

                         (A)  each Existing Holder may submit to a
     Broker-Dealer information as to:

                              (1)  the number of Outstanding shares, if any,
     of Flexible Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                              (2)  the number of Outstanding shares, if any,
     of Flexible Preferred that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Existing Holder; and/or

                              (3)  the number of Outstanding shares, if any,
     of Flexible Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                         (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of shares, if any, of Flexible Preferred that each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

               For the purposes hereof, the communication to a Broker-Dealer of the information referred to in this paragraph (b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph (b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph (b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph
     (b)(i) is hereinafter referred to as a "Sell Order". Each Order by an Existing Holder or a Potential Holder must specify the number of shares of Flexible Preferred subject to such Order in whole Units. Any Order that specifies a number of shares other than in whole Units will not be accepted by the Auction Agent and will not be considered a Submitted Order for purposes of the Auction.

                   (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                              (1)  the number of Outstanding shares of
     Flexible Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid;

                              (2)  the number of Outstanding shares of
     Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid; or

                              (3)  the number of Outstanding shares of
     Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(ii)(C) if the rate per annum specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                         (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                              (1)  the number of Outstanding shares of
     Flexible Preferred specified in such Sell Order if Sufficient Clearing Bids do exist; or

                              (2)  the number of Outstanding shares of
     Flexible Preferred specified in such Sell Order or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(ii)(C) if Sufficient Clearing Bids do not exist.

                         (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:


                              (1)  the number of Outstanding shares of
     Flexible Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                              (2)  the number of Outstanding shares of
     Flexible Preferred specified in such Bid or a lesser number of Outstanding shares of Flexible Preferred to be determined as set forth in paragraph (e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid.

               (c)  Submission of Orders by Broker-Dealers to Auction Agent.

                    (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

                         (A)  the name of the Bidder placing such Order;

                         (B) the aggregate number of shares of Flexible Preferred that are subject of such Order;

                         (C)  to the extent that such Bidder is an Existing
     Holder;

                              (1)  the number of shares, if any, of Flexible
     Preferred subject to any Hold Order placed by such Existing Holder;

                              (2)  the number of shares, if any, of Flexible
     Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                              (3)  the number of shares, if any, of Flexible
     Preferred subject to any Sell Order placed by such Existing Holder; and

                         (D) to the extent that such Bidder is a Potential Holder, the rate and the number of shares of Flexible Preferred specified in such Potential Holder's Bid.

                   (ii) If any rate specified on any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

                  (iii) If any Order or Orders covering all of the Outstanding shares of Flexible Preferred held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Flexible Preferred held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                   (iv) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Flexible Preferred held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                         (A) Any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Flexible Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Flexible Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Flexible Preferred held by such Existing Holder, the number of shares of Flexible Preferred subject to such Hold Orders shall be reduced pro rata in whole Units so that such Hold Orders shall cover the number of Outstanding shares of Flexible Preferred held by such Existing Holder.

                         (B) Any Bid shall be considered valid to the extent and in the order of priority specified in this clause (B):

                              (1)  any Bid shall be considered valid up to and
     including the excess (the "Bid Excess") of the number of Outstanding shares of Flexible Preferred held by such Existing Holder over the number of shares of Flexible Preferred subject to Hold Orders referred to in paragraph (c)(iv)(A); and

                              (2)  subject to clause (1) above, if more than
     one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Flexible Preferred subject to such Bids is greater than the Bid Excess, the number of shares of Flexible Preferred subject to such Bids shall be reduced pro rata in whole Units so that such Bids shall cover the number of shares of Flexible Preferred equal to the Bid Excess; and

                              (3)  subject to clause (1) above, if more than
     one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the Bid Excess, provided that, in any event, the number, if any, of Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder.

                         (C) Any Sell Order shall be considered valid to the extent and in the order of priority specified in this clause (C):

                              (1)  any Sell Order shall be considered valid up
     to and including the excess (the "Sell Excess") of the number of Outstanding shares of Flexible Preferred held by such Existing Holder over the number of shares of Flexible Preferred, subject to Hold Orders referred to in paragraph (c)(iv)(A) and Bids referred to in paragraph
     (c)(iv)(B); and

                              (2)  subject to clause (1) above, if more than
     one Sell Order is submitted on behalf of such Existing Holder and the number of Outstanding shares of Flexible Preferred subject to such Sell Orders is greater than the Sell Excess, the number of shares of Flexible Preferred subject to such Sell Orders shall be reduced pro rata in whole Units so that such Sell Orders shall cover the number of shares of Flexible Preferred equal to the Sell Excess.

                    (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Flexible Preferred therein specified.

                   (vi) Each Order by an Existing Holder or a Potential Holder must specify numbers of shares subject to such Order in whole Units. Any Order that specifies a number of shares other than in whole Units will not be accepted and will not be considered a Submitted Order for purposes of an Auction.

               (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                    (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                         (A) the excess of the total number of Outstanding shares of Flexible Preferred over the number of Outstanding shares of Flexible Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Flexible Preferred");

                         (B) from the Submitted Orders whether the number of Outstanding shares of Flexible Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                              (x)  the number of Outstanding shares of
                         Flexible Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

                              (y)  the number of Outstanding shares of
                         Flexible Preferred that are subject to Submitted Sell Orders

                         (if such excess or such equality exists (other than because the number of shares of Flexible Preferred in clauses (x) and (y) is each zero because all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                         (C) If Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if the Auction Agent accepted:

                              (1)  each Submitted Bid from Existing Holders
     specifying such lowest rate and all other Submitted Bids from Existing Holders specifying rates lower than such lowest rate; and

                              (2)  each Submitted Bid from Potential Holders
     specifying such lowest rate and all other Submitted Bids from Potential Holders specifying rates lower than such lowest rate would result in such Existing Holders described in subclause (1) continuing to hold an aggregate number of Outstanding shares of Flexible Preferred that, when added to the number of Outstanding shares of Flexible Preferred to be purchased by such Potential Holders described in subclause (2), would equal not less than the Available Flexible Preferred.

                   (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph (d)(i), the Auction Agent shall advise the Company of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the related Dividend Period as follows:

                         (A) if Sufficient Clearing Bids exist, that the Applicable Rate for such Dividend Period shall be equal to the Winning Bid Rate so determined;

                         (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders), then (a) if the Company has not given a Notice of Adjustment of Dividend Period with respect to the next succeeding Dividend Period or has given a Notice of Revocation with respect thereto, that such next succeeding Dividend Period will be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Period or a Long-Term Dividend Period, in either of such cases the succeeding Dividend Period will be a Short-Term Dividend Period, and that the Applicable Rate for the applicable Dividend Period will be the Maximum Applicable Rate on the Auction Date for a Quarterly Dividend Period or a Short-Term Dividend Period, as applicable, and (b) if the Company has given a Notice of Adjustment of Dividend Period with respect to the next succeeding Dividend Period and has not given a Notice of Revocation with respect thereto, that such next succeeding Dividend Period will, notwithstanding such Notice of Adjustment of Dividend Period, be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases the succeeding Dividend Period will be a Seven-Day Dividend Period, all Bids and Sell Orders will be rejected and that the Applicable Rate for the applicable Dividend Period will be the greater of
     (1) the Maximum Applicable Rate on the Auction Date for a Quarterly Dividend Period or a Short-Term Dividend Period, as applicable, and
     (2) the dividend rate in effect for the Dividend Period during which such Auction occurred; if Sufficient Clearing Bids have not been made, Existing Holders that have submitted Sell Orders will not be able to sell in the Auction all, and may not be able to sell in the Auction any, shares which are the subject of such submitted Sell Orders;

                         (C) if all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall (1) in the case of a Short-Term Dividend Period, be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on such Auction Date, (2) in the case of a Quarterly Dividend Period, be equal to 59% of the 90-day "AA" Composite Commercial Paper Rate in effect on such Auction Date and (3) in the case of a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, 59% of the Reference Rate in effect on such Auction Date, subject in each case to a maximum of 25% per annum.

               (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares. Existing Holders shall continue to hold shares of Flexible Preferred that are the subject of Submitted Hold Orders and, based on the determinations made pursuant to paragraph (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                    (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph (e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                         (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of Flexible Preferred that are the subject of such Submitted Sell Order or Submitted Bid;

                         (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid;

                         (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the number of shares of Flexible Preferred subject to such Submitted Bid;

                         (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Flexible Preferred subject to all such Submitted Bids shall be greater than the number of shares of Flexible Preferred ("Remaining Shares") equal to the excess of the Available Flexible Preferred over the number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(i)(B) and
     (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell shares of Flexible Preferred, but only in an amount equal to the difference between (1) the number of Outstanding shares of Flexible Preferred then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of Flexible Preferred obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Flexible Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Flexible Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                         (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Flexible Preferred obtained by multiplying the difference between the Available Flexible Preferred and the number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(i)(B), (e)(i)(C) and
     (e)(i)(D) by a fraction, the numerator of which shall be the number of Outstanding shares of Flexible Preferred held by such Potential Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Flexible Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                   (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Flexible Preferred are subject to Submitted Hold Orders) in an Auction relating to a Quarterly Dividend Period, subject to the provisions of paragraphs (e)(iii) and
     (e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                         (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of Flexible Preferred that are the subject of such Submitted Bid;

                         (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of Flexible Preferred that are the subject of such Submitted Bid; and

                         (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of outstanding shares of Flexible Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of Flexible Preferred obtained by multiplying (x) the difference between the Available Flexible Preferred and the aggregate number of shares of Flexible Preferred subject to Submitted Bids described in paragraphs (e)(ii)(A) and (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Flexible Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Flexible Preferred subject to all such Submitted Bids and Submitted Sell Orders.

                  (iii) If, as a result of the procedures described in paragraph (e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase on any Auction Date, shares of Flexible Preferred other than in whole Units, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, (x) round up or down the number of shares of Flexible Preferred to be sold or purchased by any Existing Holder or Potential Holder on such Auction Date so that the number of shares sold or purchased by each Existing Holder or Potential Holder on such Auction Date shall be in whole Units of Flexible Preferred and (y) allocate such whole Units for purchase among Potential Holders even if such allocation results in one or more of such Potential Holders purchasing no shares of Flexible Preferred.

                   (iv) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Flexible Preferred are subject to Submitted Hold Orders) in an Auction relating to a Short-Term Dividend Period, a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, all Submitted Bids and all Submitted Sell Orders shall be rejected, thus requiring each Existing Holder to continue to hold the shares of Flexible Preferred held by such Existing Holder immediately prior to such Auction and the next succeeding Dividend Period will be, in the case of an Auction relating to a Multiple Quarterly Dividend Period, a Quarterly Dividend Period, and, in the case of an Auction relating to a Short-Term Dividend Period or a Long-Term Dividend Period, a Seven-Day Dividend Period.

                    (v) If all of the Outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                   (vi) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Flexible Preferred to be purchased and the aggregate number of shares of Flexible Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Flexible Preferred.

               (f) Cancelled Auctions. Notwithstanding anything contained herein to the contrary, if an Auction with respect to a Quarterly Dividend Period or a Multiple Quarterly Dividend Period is cancelled because of an event or events not within the control of the Company and not directly involving the Company or its properties, an Auction will be held on the first Business Day following the date of such cancelled Auction that the Auction Agent determines an Auction can be held. The Applicable Rate for the Dividend Period commencing on the Quarterly Dividend Payment Date on or immediately prior to the rescheduled Auction will be the Applicable Rate resulting from such Auction. Unless Existing Holders who sell Units at the rescheduled Auction make arrangements with their Agent Member to assure that they will receive unpaid dividends that accrued prior to the rescheduled Auction, such Existing Holders will not be entitled to receive dividends on such Units on the Quarterly Dividend Payment Date following such Auction.

               (g) Miscellaneous. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of Flexible Preferred only in whole Units and only pursuant to a Bid or Sell Order in accordance with the procedures described above to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the beneficial ownership of the shares of Flexible Preferred held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. The Company and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Flexible Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Flexible Preferred.

               If Sufficient Clearing Bids have been made, or all outstanding shares of Flexible Preferred are subject to Submitted Hold Orders, with respect to an Auction held during a Seven-Day Dividend Period, the next succeeding Dividend Period will be a Short-Term Dividend Period, otherwise the next succeeding Dividend Period will be a Seven-Day Dividend Period.

         (xiv) "Available Flexible Preferred" shall have the meaning specified in paragraph (d)(i)(A) of the definition of Auction Procedures.

          (xv) "Bid" shall have the meaning specified in paragraph (b)(i) of the definition of Auction Procedures.

         (xvi) "Bidder" shall have the meaning specified in paragraph (b)(i) of the definition of Auction Procedures.

        (xvii) "Bid Excess" shall have the meaning specified in paragraph
(c)(iv)(B)(1) of the definition of Auction Procedures.

       (xviii) "Broker-Dealer" shall mean any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer in connection with the Auction Procedures that has been selected by the Company to perform such functions and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

         (xix) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

          (xx) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.

         (xxi) "Commercial Paper Dealers" shall mean Kidder, Peabody & Co. Incorporated and Smith Barney, Harris Upham & Co. Incorporated and their respective successors or affiliates.

        (xxii) "Default Rate" shall have the meaning specified in the second paragraph of paragraph (a) following these definitions.

       (xxiii) "Dividend Payment Date" shall mean each date that dividends on shares of Flexible Preferred are payable. Such dates shall be (a) the first days of January, April, July and October with respect to Quarterly Dividend Periods and Multiple Quarterly Dividend Periods, (b) each seventh Wednesday following the preceding Dividend Payment Date with respect to Short-Term Dividend Periods, (c) the Business Day next succeeding the last day of the Dividend Period, and if payable prior to that date, on a selected day of the second, third or fourth month (as specified in the related Notice of Adjustment of Dividend Period) after the commencement of the Dividend Period, and quarterly thereafter on the same day of each succeeding third month, with respect to Long-Term Dividend Periods and (d) on the seventh day following the Business Day next succeeding the date of the Auction giving rise to the Seven-Day Dividend Period with respect to Seven-Day Dividend Periods.

        (xxiv) "Dividend Period" shall mean the initial Dividend Period (date of initial issuance to September 30, 1993), a Quarterly Dividend Period, a Multiple Quarterly Dividend Period, a Short-Term Dividend Period, a Long-Term Dividend Period or a Seven-Day Dividend Period.

          If an Auction is not held on an Auction Date for any reason (other than because of the discontinuation of Auctions due to a failure to pay dividends or the redemption price when due or the prior call for redemption of all shares of Flexible Preferred then outstanding), whether or not a Notice of Adjustment of Dividend Period has been given with respect thereto, the related Dividend Period will be a Quarterly Dividend Period unless the existing Dividend Period is a Short-Term Period or a Long-Term Dividend Period, in either of such cases, the related Dividend Period will be a Seven-Day Dividend Period.

          If the Company does not give a Notice of Adjustment of Dividend Period with respect to a next succeeding Dividend Period, or gives a Notice of Revocation with respect thereto, such next succeeding Dividend Period will be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases, the next succeeding Dividend Period shall be a Short-Term Dividend Period. In addition, in the event the Company has given a Notice of Adjustment of Dividend Period with respect to a next succeeding Dividend Period, but Sufficient Clearing Bids are not made in the related Auction (other than because all shares of Flexible Preferred are the subject of Submitted Hold Orders), such next succeeding Dividend Period will, notwithstanding such Notice of Adjustment of Dividend Period, be a Quarterly Dividend Period, unless the existing Dividend Period is a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases and in the case of the failure to receive Sufficient Clearing Bids (other than because all shares of Flexible Preferred are the subject of Submitted Hold Orders) relating to a Short-Term Dividend Period, the next succeeding Dividend Period shall be a Seven-Day Dividend Period and the Company may not again give a Notice of Adjustment of Dividend Period that specifies a term which is a Multiple Quarterly Dividend Period or Long-Term Dividend Period (and any such notice shall be null and void) until Sufficient Clearing Bids have theretofore been made (or all shares were the subject of Submitted Hold Orders) in an Auction with respect to a Quarterly Dividend Period or a Short-Term Dividend Period, as the case may be.

          Notwithstanding the foregoing, if the Dividend Payment Date with respect to any Dividend Period (other than a Seven-Day Dividend Period) is a day that would result in the number of days in such Dividend Period not being at least equal to the then current Minimum Holding Period, then such Dividend Period shall be extended to a date that results in the number of days included in such Dividend Period being at least equal to the Minimum Holding Period and dividends payable on the final Dividend Payment Date of such Dividend Period shall be payable, (i) in respect of a Quarterly Dividend Period or a Multiple Quarterly Dividend Period, on the first Quarterly Dividend Payment Date next succeeding such date, and (ii) in respect of a Short-Term Dividend Period or a Long-Term Dividend Period, on the first day following such date that is next succeeded by a Business Day.

          In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the Board of Directors may adjust the period of time between Dividend Payment Dates in connection with Short-Term Dividend Period so as to adjust uniformly the number of days (such number of days, without giving effect to the adjustments referred to above, being referred to herein as "Dividend Period Days") in between successive Dividend Payment Dates commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days, as adjusted pursuant to these provisions, shall in no event exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Company will give notice of such change to all Existing Holders of Flexible Preferred.

          Although any particular Dividend Payment Date may not occur on the originally scheduled Dividend Payment Date because of the foregoing adjustments or because such originally scheduled Dividend Payment Date is not a Business Day, each succeeding Dividend Payment Date shall be, subject to such adjustments, the date determined as set forth in this definition of Dividend Payment Date as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Dividend Payment Date.

         (xxv) "Dividend Period Days" shall have the meaning specified in the penultimate paragraph under the definition of Dividend Period.

        (xxvi) "Dividend Quarter" shall mean the period from the preceding Dividend Payment Date to the next Dividend Payment Date during a Multiple Quarterly Dividend Period or a Long-Term Dividend Period in the case where such Dividend Payment Dates are on the same date of the month and the next Dividend Payment Date is in the third calendar month after the preceding Dividend Payment Date.

       (xxvii) "Enabling Event" shall mean the designation by the Company of a Short-Term Dividend Period after such amendments to the Articles as are necessary to accommodate the payment of dividends on the Flexible Preferred on a basis other than quarterly have been duly adopted by the Company's shareholders and the Company has provided the Auction Agent and the Broker-Dealers with copies of such amendments to the Articles, together with an opinion of counsel, satisfactory to the Auction Agent and the Broker-Dealers, to the effect that such amendments have been duly adopted and filed with the Secretary of State of the State of Illinois and that the Company's designation of a Dividend Period other than a Quarterly Dividend Period or a Multiple Quarterly Dividend Period with respect to the Flexible Preferred will not conflict with or violate the Articles or the laws of Illinois.

      (xxviii) "Existing Holder" shall mean a person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of shares of Flexible Preferred in the records of the Auction Agent.

        (xxix) "Flexible Preferred" shall mean the shares of Flexible Auction Rate Class A Preferred Stock, without par value, subject to an Auction on any Auction Date.

         (xxx) "Hold Order" shall have the meaning specified in paragraph
(b)(i) of the definition of Auction Procedures.

        (xxxi) "Long-Term Dividend Period" shall mean a period greater than 49 days and either not exceeding 25 years or without end, which (unless it is without end) contains a number of days evenly divisible by 7. Each Long-Term Dividend Period shall commence on a Dividend Payment Date and end, unless it is a Perpetual Dividend Period, on the day next preceding a Dividend Payment Date.

       (xxxii) "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent, a Broker-Dealer and others in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Flexible Preferred pursuant to the Auction Procedures.

      (xxxiii) "Maximum Applicable Rate" on any date shall mean the lesser of 25% per annum and (a) in the case of a Quarterly Dividend Period, a per annum rate equal to the product of the 90-day "AA" Composite Commercial Paper Rate in effect on such date multiplied by the Rate Multiple in effect on such date,
(b) in the case of a Short-Term Dividend Period, a per annum rate equal to the product of the 60-day "AA" Composite Commercial Paper Rate in effect on such date multiplied by the Rate Multiple in effect on such date or (c) in the case of a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, a per annum rate equal to the product of the Reference Rate in effect on such date multiplied by the Rate Multiple in effect on such date.

       (xxxiv) "Minimum Holding Period" shall mean the minimum holding period under the federal tax laws of the United States required for corporate taxpayers to be entitled to claim a deduction with respect to dividends on preferred stock received by them.

        (xxxv) "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

       (xxxvi) "Multiple Quarterly Dividend Period" shall mean a period greater than 3 months and either not exceeding 25 years or without end, which (unless it is without end) contains a number of months evenly divisible by 3. Each Multiple Quarterly Dividend Period shall commence on a Quarterly Dividend Payment Date and end, unless it is a Perpetual Dividend Period, on the day next preceding a Quarterly Dividend Payment Date.

      (xxxvii) "No Call Period" shall have the meaning specified in the definition of Notice of Adjustment of Dividend Period.

     (xxxviii) "Notice of Adjustment of Dividend Period" shall mean a written notice by the Company to the Auction Agent and the Securities Depository (which may be revoked by a Notice of Revocation) given not less than 10 nor more than 20 days prior to an Auction Date specifying the term of the next succeeding Dividend Period will be a Multiple Quarterly Dividend Period, a Long-Term Dividend Period or the initial Short-Term Dividend Period. For any Auction occurring after the initial Auction, the Company may not give a Notice of Adjustment of Dividend Period (and any such notice shall be null and void) unless Sufficient Clearing Bids were made (or all shares of the Flexible Preferred were subject to Hold Orders) in the last occurring Auction, and full cumulative dividends on shares of the Flexible Preferred, whether or not earned or declared payable prior to such Auction Date have been paid in full. Each Notice of Adjustment of Dividend Period shall state (i) the term thereof if not a Perpetual Dividend Period, (ii) the length of the period, beginning on the first day of a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, during which the shares will not be redeemable at the option of the Company (a "No-Call Period"), subject to any Special Redemption or Sinking Fund Redemption stated to be applicable during such No-Call Period as described in clause (vi) or (vii) below; (iii) the premium per share, if any, that the Company will pay as part of the redemption price if shares of Flexible Preferred are redeemed by the Company otherwise than pursuant to a Special Redemption or a Sinking Fund Redemption (the "Redemption Premium"), provided that no such Redemption Premium will be stated in a Notice of Adjustment of Dividend Period unless duly authorized by the Board of Directors and provided, further, that any Redemption Premium may be specified by the Company to decline over time to not less than 0% in the applicable Notice of Adjustment of Dividend Period; (iv) the terms, if any, on which the Applicable Rate for a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, will be adjusted upon the occurrence of specified events relating to the U.S. federal income tax consequences of the receipt of dividends on the Flexible Preferred, which terms shall be specified in the applicable Notice of Adjustment of Dividend Period; (v) the applicable Broker-Dealer fee for such Auction; (vi) whether or not the Flexible Preferred will be subject to a Special Redemption at the option of the Company during a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, and, if so, the applicable Triggering Rate, or the formula or other basis for determining the applicable Triggering Rate for such Special Redemption; and (vii) whether or not the Flexible Preferred will be subject to Sinking Fund Redemption during a Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, and the period or periods within which, and the terms and conditions upon which, the Flexible Preferred will be redeemed, in whole or in part, pursuant to a Sinking Fund Redemption obligation, provided that no Sinking Fund Redemption obligation will be stated in a Notice of Adjustment of Dividend Period unless duly authorized by the Board of Directors.

          If in a Notice of Adjustment of Dividend Period the Company has specified that the next succeeding Dividend Period will be an initial Short-Term Dividend Period, such initial Short-Term Dividend Period will end on a Tuesday specified in such Notice of Adjustment of Dividend Period which will be no earlier than the 46th day and no later than the eighth Tuesday following the last day of the preceding Dividend Period (subject to adjustment for a change in the Minimum Holding Period). Once the Company has exercised its option to specify an initial Short-Term Dividend Period, each succeeding Dividend Period shall be either a Short-Term Dividend Period, a Long-Term Dividend Period or a Seven-Day Dividend Period.

          If in a Notice of Adjustment of Dividend Period the Company has specified a Perpetual Dividend Period and Sufficient Clearing Bids are made in the Auction relating to such designation (or all shares of Flexible Preferred are the subject of Submitted Hold Orders); (i) such Perpetual Dividend Period will be the last Dividend Period, (ii) such Auction will be the final Auction with respect to the Flexible Preferred, (iii) the services of the Auction Agent (except in its capacities as dividend disbursement agent, redemption agent, registrar and transfer agent) and of the Broker-Dealers will end;
(iv) transferability of the shares of Flexible Preferred will not be restricted to persons who have executed Master Purchaser's Letters; (v) Master Purchaser's Letters will no longer be required with respect to shares of Flexible Preferred; (vi) there will be no adjustment to the dividend rate following the commencement of such Perpetual Dividend Period for payment failures or otherwise; and (vii) if so stated in the Notice of Adjustment of Dividend Period, shares of Flexible Preferred will no longer be required to be transferred in Units during such Perpetual Dividend Period.

       (xxxix) "Notice of Revocation" shall mean a telephonic notice given by the Company to the Auction Agent, the Broker-Dealers and the Security Depository at or prior to 10 AM on the related Auction Date, and promptly confirmed in writing, that the Company has revoked the Notice of Adjustment of Dividend Period previously given by it with respect to such Auction Date.

          (xl) "Order" shall have the meaning specified in paragraph (b)(i) in the definition of Auction Procedures.

         (xli) "Outstanding" shall mean, as of any date, shares of Flexible Preferred theretofore issued by the Company except, without duplication,
(A) any shares of Flexible Preferred theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Company or as to which a notice of redemption shall have been given by the Company, (B) any shares of Flexible Preferred as to which the Company or any Affiliate thereof (other than an Affiliate which is a Broker-Dealer) shall be an Existing Holder and
(C) any shares of Flexible Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

        (xlii) "Perpetual Dividend Period" shall mean a Multiple Quarterly Dividend Period or a Long-Term Dividend Period without end.

       (xliii) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

        (xliv) "Post-Enabling Event" shall mean the failure of an Auction related to a Short-Term Dividend Period or a Long-Term Dividend Period because Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of Flexible Preferred are the subject of Submitted Hold Orders) or an Auction is not held on an Auction Date for any reason (other than because of a discontinuation of Auctions that results in the Applicable Rate becoming the Default Rate).

         (xlv) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and
(B) who may be interested in acquiring shares of Flexible Preferred (or, in the case of an Existing Holder, additional shares of Flexible Preferred).

        (xlvi) "Quarterly Dividend Payment Date" shall mean the first days of January, April, July and October.

       (xlvii) "Quarterly Dividend Period" shall mean a period of 3 months. Each Quarterly Dividend Period shall commence on a Quarterly Dividend Payment Date and end on the day next preceding the next succeeding Quarterly Dividend Payment Date.

     (xlviii) "Rate Multiple" shall mean the percentage, determined as set forth below, based on the prevailing rating of the Flexible Preferred in effect at the close of business on the Business Day preceding the applicable Auction Date (each Rate Multiple appearing in the below table opposite a prevailing rating being referred to as the "Original Rate Multiple" for such prevailing rating):

                                              Rate
          Prevailing Ratings                Multiple

          AA/aa or Above                      125%
          A/a                                 150%
          BBB/baa                             200%
          Below BBB/baa                       250%

Notwithstanding the foregoing, with respect to any Auction Date, (i) the Company may, by telephonic and written notice to the Auction Agent by 10 AM New York City time, on such Auction Date, increase the Rate Multiple to be in effect on such Auction Date, such increased Rate Multiple to remain in effect thereafter unless and until the Company gives notice, as provided in clauses (i) and (ii) of this paragraph, to the Auction Agent and, if required, the Broker-Dealers of a subsequent change to such Rate Multiple, and (ii) the Company may, by telephonic and written notice to the Auction Agent and the Broker-Dealers delivered not less than 10 days prior to any Auction Date, decrease the Rate Multiple to be in effect on such Auction Date (but in no event to a Rate Multiple for any prevailing rating which is less than the Original Rate Multiple for such prevailing rating), such decreased Rate Multiple to remain in effect thereafter unless and until the Company gives notice, as provided in clauses (i) and (ii) of this paragraph, to the Auction Agent and if required, the Broker-Dealers of a subsequent change to such Rate Multiple; provided that in each case there has been delivered to the Company and the Auction Agent an opinion of counsel to the Company to the effect that the use of such higher or lower, as the case may be, Rate Multiple will not adversely affect the tax treatment of the Flexible Preferred.

          For purposes of this definition, the "prevailing rating" of Flexible Preferred shall be (i) AA/aa or Above, if the Flexible Preferred has a rating of AA- or better by S&P and aa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, (ii) if not AA/aa or Above, then A/a, if the Flexible Preferred has a rating of A- or better by S&P and a3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the Flexible Preferred has a rating of BBB- or better by S&P and baa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. Accordingly, for purposes of the foregoing, the "prevailing rating" of the Flexible Preferred will be based upon the lower of the two ratings provided by S&P and Moody's or a substitute rating agency or agencies. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the Flexible Preferred. If either or both of S&P or Moody's shall not make such a rating available, the Company shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be.

        (xlix) "Reference Rate" shall mean for Multiple Quarterly Dividend Periods and Long-Term Dividend Periods having a term (i) fewer than 270 days, the Applicable "AA" Composite Commercial Paper Rate, (ii) 270 days or more and less than one year, the higher of the 270-day Applicable "AA" Composite Commercial Paper Rate and the one-year Applicable Treasury Rate and (iii) one year or more, the Applicable Treasury Rate.

           (l) "S&P" shall mean Standard & Poor's Corporation or its successor.

          (li) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Flexible Preferred.

         (lii) "Sell Excess" shall have the meaning specified in paragraph
(c)(iv)(C)(1) of the definition of Auction Procedures.

        (liii) "Sell Order" shall have the meaning specified in paragraph
(b)(i) of the definition of Auction Procedure.

         (liv) "Seven-Day Dividend Period" shall mean a period of 7 days. Each Seven-Day Dividend Period shall commence on a Dividend Payment Date and end on the day next preceding a Dividend Payment Date.

          (lv) "Short-Term Dividend Period" shall mean a period of 49 days or, in the event the Minimum Holding Period shall exceed 49 days, a period designated by the Company which is not greater than the lesser of (a) the length of the Minimum Holding Period plus 9 days and (b) 98 days, which contains a number of days evenly divisible by 7. Each Short-Term Dividend Period shall commence on a Dividend Payment Date and end on the day next preceding a Dividend Payment Date.

         (lvi) "Sinking Fund Redemption" shall have the meaning specified in paragraph (e) following these definitions.

        (lvii) "Special Redemption" shall have the meaning specified in paragraph (b) following these definitions.

       (lviii) "Submission Deadline" shall mean 1 PM, New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         (lix) "Submitted Bid" shall have the meaning specified in paragraph
(d)(i) of the definition of Auction Procedures.

          (lx) "Submitted Hold Order" shall have the meaning specified in paragraph (d)(i) of the definition of Auction Procedures.

         (lxi) "Submitted Order" shall have the meaning specified in paragraph
(d)(i) of the definition of Auction Procedures.

        (lxii) "Submitted Sell Order" shall have the meaning specified in paragraph (d)(i) of the definition of Auction Procedures.

       (lxiii) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer (other than the Commercial Paper Dealers), the principal office of which is located in New York City, that is a nationally recognized leading dealer in the domestic commercial paper market, provided that no such dealer may be an affiliate of the Company.

        (lxiv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (d)(i)(B) of the definition of Auction Procedures.

         (lxv) "Triggering Rate" shall have the meaning specified in paragraph
(b) following these definitions.

        (lxvi) "Unit" shall mean a unit of Flexible Preferred consisting of 1,000 shares of Flexible Preferred.

       (lxvii) "Winning Bid Rate" shall have the meaning specified in paragraph (d)(i)(C) of the definition of Auction Procedures.

                             [End of Definitions]

          (a) The rate of dividend shall be 2.45% per annum until September 30, 1993. Thereafter the rate of dividend for each subsequent Dividend Period (which shall be a Quarterly Dividend Period prior to the Enabling Event and a Short-Term Dividend Period after the Enabling Event, unless a Notice of Adjustment of Dividend Period has been given which has not been revoked by a Notice of Revocation or a Post-Enabling Event has occurred, in which case, the Dividend Period shall be as specified in such Notice of Adjustment of Dividend Period or a Seven-Day Dividend Period if a Post-Enabling Event has occurred), except as provided in the next succeeding paragraph, shall be the rate that the Auction Agent advises the Company is the Applicable Rate for such Dividend Period resulting from the implementation of the Auction Procedures. Except during a Perpetual Dividend Period, in the event of the failure by the Company to pay to the Auction Agent by 12 Noon, New York
               City time, (i) on the Business Day next
               preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share or (ii) on the Business Day next preceding any redemption date, the full redemption price to be paid on such redemption date for any share after a notice of redemption has been (or should have been) given, and any such failure shall not have been cured within three Business Days thereafter by payment to the Auction Agent, by 12 Noon, New York City time, on such third Business Day, of the full amount of all such dividends or the full amount of the aggregate redemption price for the shares that have been (or should have been) called for redemption, plus accrued and unpaid dividends from the date of redemption to the date of such cure, as the case may be, then until such time as the full amount due shall have been paid to the Auction Agent, (a) Auctions will be discontinued and
               (b) the Applicable Rate for each Dividend
               Period, or, in the case of a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, each Dividend Quarter, commencing on or after any such Dividend Payment Date (or redemption date, as the case may be) shall be equal to the Default Rate for such Dividend Period or Dividend Quarter. The foregoing shall continue until, at least one Business Day prior to a Dividend Payment Date, the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to such Dividend Payment Date, and the full amount of any redemption price then or theretofore due shall have been paid to the Auction Agent, and thereupon, (a) Auctions shall resume on the terms stated herein and (b) with respect to a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, dividend payments shall resume at the Applicable Rate established by the Auction with respect to such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be. With respect to any such failure, the "Default Rate" will be the higher of 250% of the 90-day "AA" Composite Commercial Paper Rate determined as of the date of such failure (unless such failure occurs during a Short-Term Dividend Period or a Long-Term Dividend Period, in either of such cases 250% of the 60-day "AA" Composite Commercial Paper Rate determined as of the date of such failure) and (i) if the Company has failed timely to pay dividends in respect of a Quarterly Dividend Period, Multiple Quarterly Dividend Period, Short-Term Dividend Period, Long-Term Dividend Period, or Seven-Day Dividend Period, the dividend rate in effect for the Quarterly Dividend Period, Multiple Quarterly Dividend Period, Short-Term Dividend Period, Long-Term Dividend Period or Seven-Day Dividend Period, as the case may be, in respect of which such failure occurred or (ii) if the Company has failed timely to pay the redemption price of shares called for redemption, the dividend rate in effect for the Dividend Period in which the applicable redemption was to have occurred; but in no event higher than 25% per annum.

               Notwithstanding the occurrence of any payment failure described in the preceding paragraph, the dividend rate with respect to a Perpetual
               Dividend Period will not change.

               The amount of dividends per share of the Flexible Preferred payable for each Quarterly Dividend Period and for each Dividend Quarter during any Multiple Quarterly Dividend Period or Long-Term Dividend Period shall be computed by multiplying the Applicable Rate for such Quarterly Dividend Period, Multiple Quarterly Dividend Period or Long-Term Dividend Period, as applicable, by $100 per share ($100,000 per Unit) and dividing the amount so obtained by 4. The amount of dividends per share of the Flexible Preferred payable for the initial Dividend Period and each Short-Term Dividend Period, Seven-Day Dividend Period and each Dividend Period during a Long-Term Dividend Period (other than a Dividend Quarter) shall be computed by multiplying the Applicable Rate for each such Dividend Period by a fraction, the numerator of which shall be the number of days in the Dividend Period that such share was outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100 per share ($100,000 per Unit).

               Each dividend, other than with respect to a Perpetual Dividend Period (for which the Board of Directors may establish a different record date) shall be payable to the holder or holders of record of the Flexible Preferred as of the close of business on the Business Day immediately preceding the applicable Dividend Payment Date. Dividends in arrears for any past Dividend Period (and for any past Dividend Quarter during a Multiple Quarterly Dividend Period or a Long-Term Dividend Period) may be

               declared and paid at any time, on a regular
               Dividend Payment Date or otherwise, to the holder or holders of record of the Flexible Preferred as of the applicable record date fixed by the Board of Directors, which shall not be more than 15 days prior to the date fixed for the payment of such dividends. Any dividend payment made on shares of Flexible Preferred shall first be credited against the dividends accrued with respect to the earliest Dividend Period (or, if applicable, the earliest Dividend Quarter) for which dividends have not been paid.

          (b)  At the option of the Company, shares of
               Flexible Preferred may be redeemed out of funds legally available therefor, in whole or in part, in whole Units only, (i) with respect to a Quarterly Dividend Period, a Short-Term Dividend Period or a Seven-Day Dividend Period, on any Dividend Payment Date and (ii) with respect to a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, on any Dividend Payment Date on or after the expiration of any applicable No-Call Period specified by the Company in the related Notice of Adjustment of Dividend Period, in each case at a redemption price equal to the sum of (a) $100,000 per Unit ($100 per share), (b) accrued and unpaid dividends on the shares subject to redemption to the date fixed for redemption and (c) with respect to Multiple Quarterly Dividend Periods or Long-Term Dividend Periods, the Redemption Premium, if any, in effect on the date of redemption.

               Notwithstanding any applicable No-Call Period, in the event that in any Notice of Adjustment of Dividend Period specifying a Multiple Quarterly Dividend Period or a Long-Term Dividend Period, the Company elects that a Special Redemption provision will be applicable, then, if Sufficient Clearing Bids are made in an Auction relating to such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, but the Applicable Rate for such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, equals or exceeds any rate (the "Triggering Rate") specified in, or determinable from a formula or description contained in, such Notice of Adjustment of Dividend Period on the date of determination of such Applicable Rate, the Company may, as its option, redeem (a "Special Redemption") the Flexible Preferred in whole but not in part, at a redemption price equal to $100,000 per Unit ($100 per share) plus accrued and unpaid dividends to the date fixed for redemption, on any date during the 10-day period commencing on the day which is 46 days (or in the event of a change in law lengthening the Minimum Holding Period, the first day after the expiration of such Minimum Holding Period) following the first day of such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be. Notice of exercise of such option must be given within two Business Days after the date of the Auction establishing such Applicable Rate by written or telephonic notice to the Auction Agent and the Securities Depository.

               If the Company shall duly give notice of redemption, and the Company shall have deposited a sum sufficient to redeem the shares of Flexible Preferred as to which notice of redemption has been given in trust with the Auction Agent, with irrevocable instructions and authority to pay the redemption price to the holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Company shall default in making payment of the redemption price), all rights of holders with respect to the shares so called for redemption shall cease and terminate, except the right of the holders of such shares to receive the redemption price thereof, but without interest, and such shares shall no longer be deemed to be outstanding for any purpose. The Company shall be entitled to receive, from time to time, the interest, if any, earned on such money deposited with the Auction Agent, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds so deposited which are unclaimed at the end of six years from such redemption date shall, at the request of the Company, be repaid to the Company, after which the Auction Agent shall be relieved of all responsibility to the holders of the shares of Flexible Preferred so called for redemption and such holders shall look only to the Company for payment thereof.

               So long as shares of Flexible Preferred are held for record by the nominee of the Securities Depository, the redemption price for such shares will (unless the Company shall default in making payment of the redemption price) be paid to the Securities Depository on the redemption date.

               If shares of Flexible Preferred are called for redemption by the Company, unless the Company shall default in making payment of the redemption price, the dividend rate for such shares until the commencement of the next Dividend Period and for each subsequent Period until the redemption date shall be the Applicable Rate in effect on the date the notice of redemption is given.

          (c) The amount payable in event of involuntary liquidation shall be $100 per share ($100,000 per Unit), plus accrued dividends.

          (d) The amount payable in event of voluntary liquidation shall be $100 per share ($100,000 per Unit), plus accrued dividends.

          (e) In the event that in any Notice of Adjustment of Dividend Period specifying a Multiple Quarterly or a Long-Term Dividend Period, the Company elects that Sinking Fund Redemption provisions will be applicable to the Flexible Preferred, then, during such Multiple Quarterly Dividend Period or Long-Term Dividend Period, as the case may be, the Company will redeem (a "Sinking Fund Redemption"), out of funds legally available therefor, on each Dividend Payment Date specified in such Notice of Adjustment of Dividend Period, the number or percentage of shares of Flexible Preferred (in whole Units only, unless a Perpetual Dividend Period) set forth in such Notice of Adjustment of Dividend Period, at a redemption price equal to the sum of (a) $100,000 per Unit ($100 per share) and (b) accrued and unpaid dividends on the shares subject to redemption of the date fixed for redemption. If so provided in the Notice of Adjustment of Dividend Period, the Company may, at its option, on such Dividend Payment Date, redeem (also a "Sinking Fund Redemption") such additional number or percentage of shares (in whole Units only, unless a Perpetual Dividend Period) as may be specified in such Notice of Adjustment of Dividend Period at such redemption price. The right to make such additional sinking fund redemption in each period will, unless otherwise specified in such Notice of Adjustment of Dividend Period, be noncumulative. If so specified in the Notice of Adjustment of Dividend Period, any mandatory Sinking Fund Redemption requirement will be subject to decrease, at the election of the Company, by the application thereto (at $100,000 per Unit or $100 per share) of any Flexible Preferred theretofore purchased, redeemed or otherwise acquired (other than through the mandatory Sinking Fund Redemption requirement) which have not previously been applied in reduction of any mandatory Sinking Fund Redemption requirement.


                               PREFERENCE STOCK

   Provision for Division Into and Issue in Series of Preference Stock and
                   Grant of Authority to Board of Directors


          The shares of the Preference Stock may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preference Stock irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors to the extent that series are not established by the Articles of Incorporation and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to fix and determine the following relative rights and preferences of the shares thereof in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto:

          (a)  The rate of dividend;

          (b) The price at and the terms and conditions on which shares may be redeemed;

          (c) The amount payable upon shares in event of involuntary liquidation;

          (d) The amount payable upon shares in event of voluntary liquidation;

          (e) Sinking fund provisions for the redemption or purchase of shares (the term "sinking fund" as used herein, including any analogous fund, however designated);

          (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

          The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Preference Stock as shares of any series which shall have been duly established, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Preference Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Preference Stock which shall have been duly established.

          Shares of any series of Preference Stock, without par value, may be issued for such consideration, not less than the aggregate preferential amount payable upon such shares in the event of involuntary liquidation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the Business Corporation Act of Illinois applicable thereto, the entire amount of such consideration shall be stated capital.


                              General Provisions


               The following provisions shall apply to all shares of the Preference Stock irrespective of series:

          (A) The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock as to the payment of dividends. The holders of the Preference Stock of each series shall be entitled to receive dividends payable quarterly on the first day of January, April, July and October of each year, when and as declared by the Board of Directors, at such rates as shall be determined for the respective series, from the date upon which such shares shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preference Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preference Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preference Stock of all series for all dividend periods terminating on the same or an earlier date.

          (B) When full cumulative dividends as aforesaid upon the Preference Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other stock over which the Preference Stock has a preference as to payment of dividends, and no holders of any series of Preference Stock as such shall be entitled to share therein.

          (C) The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary. Upon any such dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preference Stock of each series, without any preference of the shares of any series of Preference Stock over the shares of any other series of Preference Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Preference Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preference Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed ratably among the holders of the Preference Stock of all series in accordance with the amounts determined to be payable on the shares of each series, in the event of voluntary or involuntary liquidation, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preference Stock of the full preferential amounts hereinbefore provided for, the holders of the Preference Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed, subject to the laws of the State of Illinois and the Articles of Incorporation, among the holders of the Common Stock or of any other stock over which the Preference Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          (D) At the option of the Board of Directors of the Company, the Company may redeem any series of Preference Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Bylaws of the Company or by resolution of the Board of Directors; and, provided further, that in every case of redemption of less than all of the outstanding shares of any one series of Preference Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Bylaws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares and from and after the making of said deposit, or if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company or its nominee with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement (if required) and surrender of the certificates as aforesaid.

               If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

               In case the holder of any such Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

               Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Preference Stock.

          (E) At all meetings of the shareholders of the Company, the holders of the Preference Stock shall be entitled to one vote for each share of such Preference Stock held by them respectively.

          (F) So long as any shares of the Preference Stock are outstanding, no amendment to the Articles of Incorporation shall be adopted without the affirmative vote of the holders of at least 66-2/3% of the shares of Preference Stock outstanding at the time of the adoption of such amendment, which would either (a) create any class of shares preferred as to dividends or assets over the Preference Stock, or (b) change the designations, preferences, qualifications, limitations, restrictions or other special or relative rights of the then outstanding Preference Stocks, provided however, that nothing in this paragraph contained shall authorize the adoption of any amendment of the Articles of Incorporation by the vote of the holders of a less number of shares of Preference Stock, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Illinois at that time applicable thereto.


                                 COMMON STOCK


          There shall be a class of stock of the Company designated Common Stock and each share of Common Stock shall be equal to every other share of said stock in every respect.

          At all meetings of the shareholders of the Company the holders of the Common stock shall be entitled to one vote for each share of such Common Stock held by them respectively.


                 Limitation of Preemptive Rights of Holders of
           Preferred, Class A Preferred, Preference and Common Stock


          No holder of the shares of the capital stock of any class of the Company shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of the capital stock of the Company, whether now or hereafter authorized, or any bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of the capital stock of the Company, other than such right or rights, if any, and at such price as the Board of Directors in its discretion, from time to time may determine, and the Board of Directors may issue such shares of stock, bonds, debentures, obligations, rights or options without offering the same in whole or in part to the shareholders of the Company. Should the Board of Directors as to any portion of the shares of the Company, whether now or hereafter authorized, or any such bonds, debentures, obligations, rights or options, offer the same to the shareholders, such offer shall not constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions thereof without so offering the same to the shareholders.

ARTICLE 4.     (Deleted)

ARTICLE 5.     (Deleted)

ARTICLE 6. The location of the principal office is the City of Peoria, County of Peoria, and State of Illinois.

ARTICLE 7.     The duration of the corporation shall be perpetual.

ARTICLE 8. The number of the members of the Board of Directors shall be fixed by the Bylaws of the corporation and shall not be less than three. Except to the extent otherwise provided by law, vacancies in the Board of Directors arising between meetings of shareholders, by reason of an increase in the number of directors or otherwise, may be filled by a majority of directors then in office and any director so selected shall serve until the next annual meeting of shareholders. A majority of the outstanding shares represented in person or by proxy shall constitute a quorum at a meeting of shareholders; provided however, that at any such meeting a lower percentage (but not less than one-third) of the outstanding shares shall constitute a quorum, if, prior to such meeting, such lower percentage has been determined as sufficient for such purpose by the vote in person or by proxy of a majority of the outstanding shares at any annual meeting of shareholders or at any special meeting thereof called for that purpose and such determination has not been modified or revoked by a subsequent determination of shareholders similarly voted.